Exhibit 10.24

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT made as of this 31st day of August, 2007 (the “Second Amendment”), is made by and among II-VI INCORPORATED, a Pennsylvania corporation (the “Borrower”), each of the Guarantors party hereto, the Banks (as defined in the Credit Agreement described below), and PNC BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”) for the Banks.

WHEREAS, the Borrower, the Guarantors, the Banks, and the Agent are parties to a Credit Agreement dated as of October 23, 2006, as amended by the First Amendment to Credit Agreement dated as of May 31, 2007 (as so amended, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and intending to be legally bound hereby, the Borrower, the Guarantors, the Agent and the Required Banks agree as follows:

1. Definitions. Except as set forth herein, capitalized terms used herein but not defined or amended herein shall have the meanings set forth in the Credit Agreement.

2. Additional Definition. Section 1.1 of the Credit Agreement is hereby amended to add the following definition:

De Minimis Transactions shall mean for the Loan Parties or their Subsidiaries, the acquisition, whether by purchase or by merger, of (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person, as described in Section 8.2.6, involving a transaction amount of $10,000,000, or less, for each such transaction.

3. Restatement of Section 8.2.6 of Credit Agreement. Section 8.2.6 of the Credit Agreement is hereby amended and restated as follows:

8.2.6. Liquidations, Mergers, Consolidations, Acquisitions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

(1) any Loan Party other than the Borrower may consolidate or merge into another Loan Party and any Subsidiary which is not a Loan Party may merge with and into any other Subsidiary which is not a Loan Party so long as the surviving entity is wholly-owned, directly or indirectly, by one or more of the Loan Parties,

(2) any Loan Party or any of its Subsidiaries may acquire, in other than a De Minimis Transaction, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an “Permitted Acquisition”), provided that each of the following requirements is met:

(i) if a Loan Party is acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

(ii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(iii) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be similar or complimentary to one or more line or lines of business or operations conducted by the Loan Parties or any of their respective Subsidiaries and shall comply with Section 8.2.10 [Continuation of or Change in Business];

(iv) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(v) the Borrower shall demonstrate that the representations and warranties contained in Section 6 shall be true and correct and that it shall be in compliance with the covenants contained in Section 8 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition but excluding income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 8.2.6 evidencing such compliance;

(vi) the Borrower’s proforma Consolidated Leverage Ratio after giving effect to such acquisition shall be not greater than 2.75 to 1.0;

(vii) Borrower shall have borrowing availability hereunder of not less than $10,000,000 on a proforma basis after consummation of such acquisition;

(viii) the Loan Parties shall deliver to the Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties or any of its Subsidiaries in connection with such Permitted Acquisition, and shall deliver to the Agent such other information about such Person or its assets as any Bank may reasonably require;

(3) De Minimis Transactions shall be permitted, provided that each of the following requirements is met:

(i) if a Loan Party is acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

(ii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(iii) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be similar or complimentary to one or more line or lines of business or operations conducted by the Loan Parties or any of their respective Subsidiaries and shall comply with Section 8.2.10 [Continuation of or Change in Business]; and

(vi) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition.

(4) Transactions permitted under Section under Section 8.2.7 shall be permitted.

4. Representations and Warranties. The Loan Parties, jointly and severally hereby represent and warrant to the Agent and each of the Banks as follows:

(a) all representations, warranties and covenants made by the Loan Parties to the Agent and the Banks that are contained in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though such representations, warranties and covenants had been made on and as of the date hereof;

(b) except as described in Section 5 of this Amendment, to the Loan Parties’ knowledge, no event or condition has occurred or exists which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents; and

(c) the execution and delivery of this Second Amendment and the consummation of the transactions contemplated hereby and by any other documents executed by the Loan Parties required to be delivered to the Agent and the Banks in connection with this Second Amendment have been duly and validly authorized by each

Loan Party and all such documents together constitute the legal, valid and binding agreement of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except to the extent that enforceability of any of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or general equitable principles.

5. Waiver. Each of the Required Banks and the Agent, pursuant to Section 11.1 of the Credit Agreement, waives compliance by the Loan Parties with respect to Section 8.2.6 of the Credit Agreement as such Section relates to the acquisition by a Subsidiary of the Borrower of substantially all the equity interests of Pacific Rare Specialty Metals & Chemicals, Inc. for consideration of less than $10,000,000 which was consummated on June 26, 2007.

6. Effectiveness. This Second Amendment and the amendment to the Credit Agreement effected hereby shall become effective upon the delivery to the Agent of:

(a) a copy of this Second Amendment, executed by each Loan Party; and

(b) payment by the Borrower of all accrued fees and expenses (including the fees and expenses of Kirkpatrick & Lockhart Preston Gates Ellis LLP) of the Agent and the Banks in connection with this Second Amendment.

7. Counterparts. This Second Amendment may be executed in one or more counterparts by any party hereto in separate counterparts, each of which when so executed and delivered to the other party shall be deemed an original. All such counterparts together shall constitute one and the same instrument.

8. Waivers. This Second Amendment shall not, except as expressly set forth above, serve to waive, supplement or amend the Credit Agreement, which Credit Agreement shall remain in full force and effect as amended hereby.

9. Acknowledgment By Banks to Agent. Each Bank expressly acknowledges to the Agent that such Bank has received information prepared and submitted by the Borrower concerning Waiver and its impact on the Borrower’s compliance with the terms of the Credit Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date and year first above written.

WITNESS:	BORROWER:
II-VI INCORPORATED

/s/ Richard P. Figel	By:	/s/ Craig A. Creaturo
	Title:	Chief Financial Officer and Treasurer

WITNESS:	GUARANTORS:
II-VI DELAWARE, INC.

/s/ Richard P. Figel	By:	/s/ Craig A. Creaturo
	Title:	Treasurer

WITNESS:	VLOC INCORPORATED

/s/ Richard P. Figel	By:	/s/ Craig A. Creaturo
	Title:	Treasurer

WITNESS:	EXOTIC ELECTRO-OPTICS, INC.

/s/ Richard P. Figel	By:	/s/ Craig A. Creaturo
	Title:	Treasurer

WITNESS:	II-VI WIDE BAND GAP, INC.

/s/ Richard P. Figel	By:	/s/ Craig A. Creaturo
	Title:	Treasurer

WITNESS:	MARLOW INDUSTRIES, INC.,

/s/ Richard P. Figel	By:	/s/ Craig A. Creaturo
	Name:	Craig A. Creaturo
	Title:	Treasurer

WITNESS:	MARLOW INDUSTRIES ASIA, INC.

/s/ Richard P. Figel	By:	/s/ Craig A. Creaturo
	Name:	Craig A. Creaturo
	Title:	Treasurer

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Troy Brown
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Patrick J. Kaufmann
Title:	Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Bank

By:	/s/ Jon Werbitsky
Title:	Vice President

NATIONAL CITY BANK, as a Bank

By:	/s/ Cristina S. Feden
Title:	AVP